As filed with the Securities and Exchange Commission on November 18, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 14, 2005

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

(888) 279-3457

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan.

On November 16, 2005, Bank of America Corporation (the “Registrant”) sent a notice (the “Notice”) to its directors and executive officers informing them that the Bank of America 401(k) Plan and the FleetBoston Financial Savings Plan (collectively, the “Plans”) will be changing their recordkeeping service provider to Fidelity Investments. The Notice states that, as a result of this change, Plan participants will temporarily be unable to direct or diversify investments in their accounts, obtain a loan from the Plans, or obtain a distribution from the Plans during a period that will begin December 31, 2005 (December 27, 2005 for the FleetBoston Plan) and is expected to end on January 9, 2006. In addition, certain transactions (related to elections to contribute to the Plans for the final payroll period in December) will be suspended as early as December 16, 2005.

The Notice further states that the limitations on transactions during the blackout will impact the Bank of America Stock Fund maintained under each Plan and thus, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, directors and executives are prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring any equity security of the Registrant during the entire period that participant transactions are restricted under the Plans. The Notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Registrant received the notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, on November 14, 2005.

Inquiries concerning the blackout should be directed to William Mostyn, Deputy General Counsel and Corporate Secretary, by telephone at 704.386.5083 or by mail at Bank of America Corporation, 100 North Tryon Street, NC1-007-20-01, Charlotte, NC 28255.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.
99.1	Notice to Directors and Designated “Insiders” of Bank of America Corporation dated November 16, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ellen Perrin
Ellen Perrin
Assistant General Counsel

Dated: November 18, 2005

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Notice to Directors and Designated “Insiders” of Bank of America Corporation dated November 16, 2005.

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